Exhibit 99.1

Speedus Wins Technology Settlement

February 11, 2004 - New York, New York

Speedus Corp. (NASDAQ: SPDE) today announced that its wholly-owned subsidiary, CellularVision Technology & Telecommunications, L.P., received approximately $12.1 million, after expenses, from a former international licensee in settlement of litigation that CT&T instituted in May 2001.

CT&T, together with Broadband Patents LLC, another wholly-owned subsidiary of Speedus, owns six fundamental patents on fixed broadband wireless communications systems: U.S. Patent 5,983,078, U.S. Patent 5,668,610, U.S. Patent 5,949,793,
U.S. Patent 4,747,160, U.S. Patent 5,594,937 and U.S. Patent 6,438,359B1.
Speedus also has a number of conforming patents in foreign countries.

About Speedus Corp.

Speedus Corp. is a holding company that owns significant equity interests in diverse businesses. Additional information on Speedus Corp. and its services is available at www.speedus.com or by calling 718.567.4358.

                                       ###

Statements contained herein that are not historical facts, including but not limited to statements about the Company's product, corporate identity and focus, may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, the continuing development of the Company's sales, marketing and support efforts.

CONTACT: John Kallassy of Speedus Corp.; 718.567.4358; jkallassy@speedus.com